Exhibit 10.32

Equity Interest Transfer Agreement

Between

Bing Yu

And

Jian Ding

Date: Jan. 3, 2006

Table of Contents

1.	Transfer of the Transferred Equity	3

2.	Representation and Warranties of the Seller	3

3.	Representations and Warranties of the Buyer	4

4.	Amendment of the AOA	4

5.	The Rights and Obligations of Buyer after the Transfer of Equity Interest	4

6.	The Expense	4

7.	Liability for the Breach of Agreement	4

8.	Force Majeure	4

9.	Confidentiality	5

10.	Applicable Law and Dispute Resolution	5

11.	Effectiveness of this Agreement	5

12.	Miscellaneous	5

Equity Interest Transfer Agreement

This Equity Interest Transfer Agreement (“Agreement”) is entered into as of the day of Jan. 3, 2006 in Beijing by and between the following parties:

Party A: Bing Yu (hereinafter the “Party A” or “Seller”)
Address:	Room 48, Building 1, Yard 1, Jinjiacun, Fengtai District, Beijing, P.R. China
ID No.:	110108650831235
Phone:	13901338671

Party B: Jian Ding (hereinafter the “Party B” or “Buyer”)
Address:	Room 601, Building 9, Tonglinge Road, Xicheng District, Beijing, P.R. China
ID No.:	110102650505007
Phone:	13801196835

Whereas:

1.	Lenovo Security Technologies(Beijing), Inc. (“LWY”) is a limited liability company duly organized and legally existing under the laws of the People’s Republic of China (“PRC” or “China”) with the registered capital of RMB24,000,000.00, which has been contributed in full and timely, in Beijing.

2.	As of the date of this Agreement, Party A owns 25% of the equity interest in LWY.

3.	The parties agree that Party A will transfer the equity interest of RMB 6,000,000.00 in the registered capital of LWY, i.e., the 25% of the equity interest (hereinafter “Transferred Equity”) to Party B in accordance with the terms and conditions contemplated in this Agreement.

Therefore, the parties hereby make this Agreement as follows:

1.	Transfer of the Transferred Equity

1.1	The parties agree that Party A sells the Transferred Equity in LWY to Buyer in accordance with the stipulation of the Articles of Association (“AOA”) of LWY. After completing the assignment, the Seller shall quit LWY, and the Buyer shall own 25% of the equity interest in LWY.

1.2	As the consideration for Seller’s assignment of the Transferred Equity in this Agreement, the parties agree that Buyer shall pay RMB6,000,000 to the Seller within 30 days from the date of this Agreement.

1.3	The name, business scope and registered capital of LWY shall remain unchanged.

1.4	The Seller shall have all the other shareholders of LWY ratify the transfer herein, and cause LWY to submit the relevant documents (including but not limited to, this Agreement and the amended AOA for LWY) for the registration of the equity interest transfer to the competent government authorities within 20 days from the date of this Agreement so as to make Buyer be the shareholder of LWY.

2.	Representation and Warranties of the Seller

2.1	The Seller hereby represents and warrants to Buyer as follows:

2.1.1	Such Party has the legal capacity and disposition capacity to execute and perform this Agreement;

2.1.2	Neither the execution, nor the performance of this Agreement will conflict with, or result in a breach of, or constitute a default under, any law, regulation, or agreements to which such Party is subject;

2.1.3	Such Party has the full, effective and sufficient ownership and disposition to the Transferred Equity under this Agreement, which is free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or interest for any third party.

2.2	The Seller shall bear any loss or damages of Buyer resulting from the representations specified as in Section 2.1 above against the truth.

3.	Representations and Warranties of the Buyer

3.1	The Buyer hereby represents and warrants to the Seller as follows:

3.1.1	The Buyer has the legal capacity and disposition ability to execute and perform this Agreement;

3.1.2	Neither the execution, nor the performance of this Agreement will conflict with, or result in a breach of, or constitute a default under, any law, regulation, or agreements to which the Buyer is subject;

3.1.3	The Buyer shall make payment to Seller pursuant to this Agreement and other covenants reached by the parties.

3.2	The Buyer shall bear any loss or damages of Seller resulting from the representations specified as in Section 3.1 above against the truth.

4.	Amendment of the AOA

The AOA of LWY shall be amended accordingly after the execution of this Agreement. The amended AOA together with this Agreement shall be submitted to the competent government authorities for registration.

5.	The Rights and Obligations of Buyer after the Transfer of Equity Interest

Based on this Agreement, the Buyer shall own 25% of the equity interest in LWY upon the registration by the competent government authorities enjoy the rights and undertake the obligations according to the new amended AOA of LWY.

6.	The Expense

All the expense and cost (including the registration change fee, auditing fee, as applicable) shall be borne by LWY. However, the each party’s separate attorney fee and other consulting fee shall be borne by the respective party.

7.	Liability for the Breach of Agreement

In the event either party reaches any representations, warranties, or other terms in this Agreement, rendering this Agreement impossible to perform in part or in whole, said Party shall bear liabilities for such breach and shall compensate all damages (including the litigation and attorneys fee) resulting there from; in the event that each party reaches this Agreement, each Party shall, according to the actual situation, bear its respective liability.

8.	Force Majeure

Neither Party shall be liable for any failure to perform, or for delay in performance hereunder, which results from the Force Majeure such as the act of God, war, riot, fire, explosion, typhoons, flood, earthquake, governmental orders or any other cause beyond the reasonable control of the affected party. The affected party who is unable to perform or who is delayed in performance on account of the foregoing shall in a timely manner, provide the other party with written notification showing the reason for non-performance or delayed performance, and shall exert its best efforts to recommence performance as soon as possible.

9.	Confidentiality

Except otherwise stipulated by the relevant regulations, AOA or written agreement by the parties later, no party may disclose the content in this Agreement to any third parties before completion of the assignment herein without the other party’s written consent.

10.	Applicable Law and Dispute Resolution

10.1	The execution, validity, interpretation and performance of this Agreement shall be subject to the laws of China.

10.2	In the event of any dispute with respect to the construction and performance of the provisions of this Agreement, the parties shall hold consultations in good faith to resolve same. Upon failure by the parties to reach an agreement on the resolution of such a dispute within 30 days after either party submits a request to the other party to resolve same through negotiations, either party may submit the relevant dispute to the China International Economic and Trade Arbitration Commission for resolution by arbitration, in accordance with its current arbitration rules. The arbitration shall be performed in Beijing. The arbitration ruling shall be final and binding on both parties.

11.	Effectiveness of this Agreement

This Agreement shall come into force upon the execution of this Agreement.

12.	Miscellaneous

This Agreement is executed by the duly authorized representatives on the date first set forth above in 3 copies in Chinese and English. Each Party shall hold 1 copy in Chinese and English, and the remaining copy shall be submitted to the relevant government authorities for registration. Each copy of this Agreement shall have equal validity. If there is any conflict between the Chinese and English version of this Agreement, the Chinese version shall prevail.

No contents in the page.

Party A: Bing Yu		Party B: Jian Ding

By:	/s/ Bing Yu	By:	/s/ Jian Ding

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